Exhibit 10.3
AMENDMENT TO THE
2006 PERFORMANCE SHARE AWARD AGREEMENT
     THIS AMENDMENT (the “Amendment”) to the 2006 Performance Share Award Agreement (the “Agreement”), is made effective as of the ___day of ___, 2008, between Aspen Insurance Holdings Limited, a Bermuda corporation (the “Company”), and ______(the “Participant”):
RECITALS:
     WHEREAS, the Company has adopted the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, as amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Amendment. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
     WHEREAS, the Committee has determined that it would be in the best interests of the Participant to amend the Agreement to comply with Section 409A of the Code, and the rules and regulations promulgated thereunder.
     NOW THEREFORE, the Agreement is amended as follows:
     Section 3(b) is restated in its entirety as follows:
     "(b) Except as otherwise provided in the Plan, vested Performance Shares shall be paid to the Participant as soon as practicable after the date such Performance Shares become vested, but in no event later than the fifteenth (15th) day of the third (3rd) month following the end of the fiscal year in which the Performance Shares become vested.”
     Except as expressly amended herein, the provisions of the Agreement shall remain in full force and effect.
     This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

ASPEN INSURANCE HOLDINGS LIMITED
By:	______________________

AGREED AND ACKNOWLEDGED AS OF THE DATE FIRST ABOVE WRITTEN:
__________________________
Participant